UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2012

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 29, 2012, the Navistar Financial Dealer Note Master Owner Trust II (the “Issuing Entity”) issued a series of notes designated the Floating Rate Dealer Note Asset Backed Variable Funding Notes, Series 2012-VFN (the “Series 2012-VFN Notes”). Simultaneously with the issuance of the Series 2012-VFN Notes, Navistar Financial Securities Corporation (“NFSC”) paid off and terminated all outstanding commitments with respect to the Series 2010-VFN notes, previously issued by Navistar Financial Dealer Note Master Owner Trust on April 16, 2010 (the “Series 2010-VFN Notes”). The principal characteristics of the Series 2012-VFN Notes are as follows:

•	Number of classes within Series 2012-VFN Notes: One

•

Maximum Funded Amount: $750,000,000, with a step-down to $500,000,000 upon closing a term securitization providing for the issuance by the Issuing Entity of asset-backed notes with an aggregate principal balance of at least $200,000,000

•	Initial Series 2012-VFN Outstanding Principal Amount: $0

•	Interest Rate: based on CP Rate or Eurodollar, subject to adjustment

•	Closing Date: August 29, 2012

•	Expected Principal Payment Date: August 26, 2013, as such date may from time to time be modified

•	Purchase Expiration Date: the earlier of August 26, 2013, 2013, as such date may from time to time be modified, and the date on which the Early Redemption Period commences

•	Primary source of credit enhancement for Series 2012-VFN Notes: Overcollateralization

•	Series 2012-VFN Overcollateralization Factor: 31.50% divided by one minus 31.50% of initial Series 2012-VFN Nominal Liquidation Amount subject to adjustment upon the occurrence of certain events

•	Servicing Fee Percentage: 1.0%

The terms of the Series 2012-VFN Notes and the definitions of capitalized terms may be found in the Series 2012-VFN Indenture Supplement, dated as of August 29, 2012, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On August 29, 2012, Navistar Financial Corporation (“NFC”) and NFSC entered into a Note Purchase Agreement, dated as of August 29, 2012 (the “Note Purchase Agreement”), among NFSC, NFC, Bank of America, National Association, as the Administrative Agent, as a Managing Agent and as a Committed Purchaser, The Bank of Nova Scotia, as a Managing Agent and as a Committed Purchaser, Liberty Street Funding LLC, as a Conduit Purchaser, Credit Suisse AG, New York Branch, as a Managing Agent, Credit Suisse AG, Cayman Islands Branch, as a Committed Purchaser, and Alpine Securitization Corp., as a Conduit Purchaser, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. Pursuant to the Note Purchase Agreement, NFSC delivered the Series 2012-VFN Notes to the Managing Agents and paid off all outstanding amounts under the Series 2010-VFN Notes. Upon the delivery of the Series 2012-VFN Notes and the final payment of all outstanding amounts to the holders of the Series 2010-VFN Notes, the Series 2010-VFN Indenture Supplement, dated as of April 16, 2010, as amended, and the Note Purchase Agreement, dated as of April 16, 2010, as amended, the Series 2010-VFN Notes and all commitments there under were terminated.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective August 26, 2012, Daniel C. Ustian resigned from his roles as Chairman, President, Chief Executive Officer and member of the Board of Directors (the “Board”) of Navistar International Corporation, a Delaware corporation (the “Company”) and all other offices, directorships and other positions with any subsidiaries or affiliates of the Company.

Effective August 26, 2012, the Board appointed Lewis B. Campbell as a director and the Executive Chairman of the Board (“Executive Chairman”) and Interim Chief Executive Officer (“Interim CEO”) of the Company. Mr. Campbell will serve as a Class III director with his term expiring at the Company’s 2014 annual stockholder meeting. In connection with Mr. Campbell’s appointment, the Company, together with its principal operating subsidiary, Navistar, Inc., a Delaware corporation, entered into an Employment and Services Agreement (the “Services Agreement”) and the Company entered into a non-qualified stock option award agreement (the “Option Agreement”) and an Indemnification Agreement (as described below), each with Mr. Campbell. A copy of the Services Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference, a copy of the Indemnification Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference, and a copy of the Option Agreement and related supplement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Campbell, age 66, served as Chairman of Textron Inc., a $12 billion publicly traded industrial company, from 1999 to 2010, Chief Executive Officer from 1998 to 2009 and President from 1994 to 1999 and from 2001 until 2009. Mr. Campbell initially joined Textron as Chief Operating Officer in 1992. Prior to joining Textron, Mr. Campbell spent 24 years at General Motors Company, where he served in a variety of roles including Vice President and General Manager, Flint Automotive Division for Buick/Oldsmobile/Cadillac as well as Vice President and General Manager, GMC Trucks. Mr. Campbell currently serves on the Board of Directors of Bristol-Myers Squibb Company, where he has been Lead Independent Director since 2008. He is also a member of the Board of Directors of Sensata Technologies Holding N.V. and the Board of Trustees of Noblis, Inc., a not-for-profit science, technology and strategy organization. Mr. Campbell’s success in the automotive and industrial industries, underscored by his hands-on experience overseeing several key functional areas of his prior employers, assisted the Company in reaching the conclusion that Mr. Campbell should serve as a director.

Mr. Campbell has not been appointed to any committees of the Board at this time and no determination has yet been made regarding the committees to which he may be appointed. There are no arrangements or understandings between Mr. Campbell and any other person pursuant to which Mr. Campbell was selected as a director.

Mr. Campbell is not related to any other director or executive officer of the Company. Mr. Campbell receives no separate compensation for his role as director.

Also effective August 26, 2012, the Company promoted Troy A. Clarke, 57, currently President of Truck and Engine operations at the Company, to the position of President and Chief Operating Officer. Prior to his appointment as President of Truck and Engine operations, Mr. Clarke served as President of the Company’s Asia Pacific operations and Senior Vice President, Strategic Initiatives. Mr. Clarke joined the Company in January 2010. Prior to Mr. Clarke’s tenure at the Company, he spent more than 35 years at General Motors Company (“GM”), where he served in a variety of roles, including President of GM North America, President and Managing Director of GM’s Mexico operations, Vice President of Manufacturing and Labor Relations and President of GM Asia Pacific. Mr. Clarke is not related to any other director or executive officer of the Company.

In connection with Mr. Clarke’s promotion to President and Chief Operating Officer, the Compensation Committee of the Board approved the following changes to Mr. Clarke’s compensation:

Compensation Element	Current Compensation	New Compensation	Increase $ - %
Base Salary	$700,000	$775,000	$75,000 – 10.7%
Target Annual Incentive	75%	80%	$95,000 – 18.1%
Target Total Cash	$1,225,000	$1,395,000	$170,000 – 13.9%
Long-Term Incentive (140% of Target Total Cash)	$1,715,000	$1,953,000	$238,000 – 13.9%
Target Total Pay	$2,940,000	$3,348,000	$408,000 – 13.9%

In addition, Mr. Clarke received a restricted stock grant equal to $1 million which vests only upon the third anniversary of the date of grant.

Services Agreement

General Employment and Duties.

Pursuant to the terms of the Services Agreement, effective August 26, 2012, Mr. Campbell will serve as Executive Chairman and Interim CEO of the Company, reporting to the Board. In the event Mr. Campbell ceases to serve as Interim CEO but remains as Executive Chairman, the terms of the Services Agreement will still govern his service relationship with the Company as Executive Chairman. Mr. Campbell’s employment and service relationship with the Company may be terminated at any time, upon written notice to the other party, with or without “Cause” (as defined in the Services Agreement), at the option of the Company or due to Constructive Termination (as defined in the Services Agreement), at the option of Mr. Campbell. Each of the Company or Mr. Campbell may terminate Mr. Campbell’s employment and service as Interim CEO or Executive Chairman separately or together.

Compensation.

The Company will pay Mr. Campbell an annual base salary of $500,000 as compensation for his services to the Company. Mr. Campbell will participate in the Company’s Annual Incentive Plan for the 2013 fiscal year and will be eligible to earn an annual cash incentive bonus based upon the attainment of performance goals established by the Board, with a target annual incentive for the 2013 fiscal year of $1,000,000, and subject to the terms and conditions of the Company’s Annual Incentive Plan or other annual incentive program, on the same terms and conditions that apply to other senior executives generally.

Employee Benefits.

Generally Mr. Campbell will be eligible to participate in accordance with the terms of all Company employee benefit plans, policies, and arrangements that are applicable to other senior executive officers of the Company, during the period that he is employed as Interim CEO or Executive Chairman. In the event Mr. Campbell ceases to serve as Interim CEO and Executive Chairman but remains a non-executive director of the Company, he will be eligible to participate only in such plans that are applicable to other non-employee members of the Board. Without limiting the foregoing, Mr. Campbell will be entitled to the following benefits: (i) while he is Interim CEO, Mr. Campbell will be provided with Company-paid life insurance; (ii) reimbursement for reasonable costs of relocation; (iii) participation in the Company’s Executive Flexible Perquisite Program, pursuant to its terms, with an annual payment of $46,000; and (iv) reimbursement of automobile related expenses consistent with the policy in effect for the Company’s other senior executive officers. Mr. Campbell will not be eligible for any defined benefit pension plan including any nonqualified defined benefit or deferred compensation plan benefit under any plan maintained by the Company.

Stock Option Grant.

Pursuant to the terms of the Services Agreement, on August 26, 2012, Mr. Campbell was granted 500,000 nonqualified stock options to purchase shares of the Company’s common stock (the “Options”). The Options are subject to terms of both the Services Agreement and the Option Agreement. For a description of the material terms of the Options, please refer to the section “Option Agreement” below.

Termination of Employment.

In the event Mr. Campbell’s employment and service with the Company terminates for any reason, Mr. Campbell will be entitled to his unpaid and accrued payments and benefits. However, if prior to the first anniversary of the Services Agreement Mr. Campbell is terminated as Interim CEO because the Company has engaged a permanent CEO and Mr. Campbell is terminated without Cause as Executive Chairman, he will be entitled to his full annual incentive bonus for fiscal year 2013 (as opposed to only earned amounts as of his termination).

If Mr. Campbell’s employment and service with the Company is terminated by the Company without Cause or by Mr. Campbell due to Constructive Termination, in either case during the thirty-six months after the date of the then-most recent “Change in Control” (as defined in the Services Agreement), then in addition to his accrued obligations and the accelerated vesting of his Options, subject to Mr. Campbell’s execution of a release (without revocation), Mr. Campbell will be entitled to: (i) a lump sum severance payment equal to 300% of the sum of his base salary and target annual incentive; (ii) continued healthcare coverage for thirty-six months; (iii) continued life insurance coverage for thirty-six months; (iv) outplacement services; (v) retention of any remaining flexible perquisite allowance already paid to Mr. Campbell; (vi) any post-retirement health and life insurance benefits due to Mr. Campbell; (vii) Company-paid tax counseling and tax forms preparation services up to and including the taxable year of Mr. Campbell in which the termination occurred; and (viii) a pro rata portion of the actual annual incentive that would have been payable to Mr. Campbell for the Company’s fiscal year in which the termination occurred, based on actual performance.

Limitation on Payments.

In the event that any payment or benefit received or to be received by Mr. Campbell (the “Total Payments”) would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), then generally Mr. Campbell’s cash severance payments will first be reduced, and his noncash severance payments will thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if the net amount of such Total Payments, as so reduced, is greater than or equal to the net amount of such Total Payments without such reduction.

Restrictive Covenants.

Mr. Campbell will be subject to the Company’s standard restrictive covenants regarding confidentiality, non-disparagement, non-solicitation, non-competition, and cooperation, which generally survive until twenty-four months following a termination.

Indemnification.

Subject to applicable law, Mr. Campbell will be provided indemnification to the maximum extent permitted by the Company’s amended and restated bylaws and Restated Certificate of Incorporation, including coverage, if applicable, under any directors and officers insurance policies. In connection with the foregoing, the Company and Mr. Campbell entered into an Indemnification Agreement (the “Indemnification Agreement”) substantially consistent with the form indemnification agreement provided to the Company’s non-employee directors.

The preceding descriptions of the Services Agreement and the Indemnification Agreement are qualified in their entirety by reference to the text of the Services Agreement attached hereto as Exhibit 10.3 and the Indemnification Agreement attached hereto as Exhibit 10.4.

Option Agreement

As described above, in connection with his appointments and pursuant to the terms of the Services Agreement and the Option Agreement, Mr. Campbell was granted Options as an employment inducement award under the applicable New York Stock Exchange rules. The Options have an exercise price equal to the fair market value of the Company’s common stock on their grant date. Other than as provided below, the Options will become 100% vested and exercisable on the day immediately prior to the first anniversary of their grant date (the “Exercise Date”), subject to Mr. Campbell’s continued service through such date. Notwithstanding the foregoing, in the event that (i) the Company terminates Mr. Campbell’s employment and service as both Interim CEO and Executive Chairman without Cause prior to the Exercise Date; (ii) certain events giving rise to a Constructive Termination occur other than in connection with a “Change in Control” (as defined in the Services Agreement); (iii) following a Change in Control Mr. Campbell terminates employment and service due to a Constructive Termination; or (iv) Mr. Campbell dies prior to the Exercise Date but after a permanent chief executive officer has been appointed by the Company (each such termination, a “Vesting Termination”), the Options will vest immediately but not be exercisable until the Exercise Date, subject to Mr. Campbell’s execution of a release agreement (without revocation). Upon becoming vested the Options will remain exercisable until the fifth anniversary of their grant date unless, but any unexercised portion will expire upon a termination for Cause. Upon any termination of employment which is not a Vesting Termination, in each case prior to the Exercise Date, the Options will expire immediately. The Options will not be subject to the Company’s current long-term incentive plan, and Mr. Campbell will not otherwise participate in the Company’s equity compensation program.

The Options are generally subject to restrictions on transfer by Mr. Campbell. In the event of a Change in Control, the Options may be assumed or substituted for by an acquiror, or in the absence of the foregoing, may be terminated in exchange for cash payment equal to the value of the Options over the aggregate exercise price of the Options. In the event of capital or corporate events, the Options and the shares underlying the Options will be subject to certain adjustments.

The preceding description of the Option Agreement is qualified in its entirety by reference to the text of the Option Agreement attached hereto as Exhibit 10.5.

ITEM 7.01	REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Navistar International Corporation (the “Company”), the nation’s largest combined commercial truck, school bus and mid-range diesel engine producer, will present via live web cast its fiscal 2012 third quarter financial results on Thursday, September 6th. A live web cast is scheduled at approximately 10:00 AM ET. Speakers on the web cast will include Lewis B. Campbell, Executive Chairman and Interim Chief Executive Officer, A. J. Cederoth, Executive Vice President and Chief Financial Officer, and other Company leaders.

The web cast can be accessed through a link on the investor relations page of  the Company’s web site at http://ir.navistar.com/events.cfm. Investors are advised to log on to the website at least 15 minutes prior to the start of the web cast to allow sufficient time for downloading any necessary software. The web cast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a period of 10 days.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International ® brand commercial and military trucks, MaxxForce ® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco RV brands of recreational vehicles, and Workhorse ® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The Company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.navistar.com/newsroom.

On August 30, 2012, the Company issued a press release announcing the sale of the wholesale floor plan notes, previously described as the Series 2012-VFN Notes above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On August 27, 2012, the Company issued a press release announcing the appointment of Lewis B. Campbell to Executive Chairman and Interim Chief Executive Officer, the resignation of Daniel C. Ustion, and the promotion of Troy E. Clarke to President and Chief Operating Officer, as previously described above. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	Series 2012-VFN Indenture Supplement, dated as of August 29, 2012, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and The Bank of New York Mellon, as indenture trustee.

10.2	Note Purchase Agreement, dated as of August 29, 2012, among Navistar Financial Securities Corporation, Navistar Financial Corporation, Bank of America, National Association, as a Managing Agent, the Administrative Agent and a Committed Purchaser, The Bank of Nova Scotia, as a Managing Agent and a Committed Purchaser, Liberty Street Funding LLC, as a Conduit Purchaser, Credit Suisse AG, New York Branch, as a Managing Agent, Credit Suisse AG, Cayman Islands Branch, as a Committed Purchaser, and Alpine Securitization Corp., as a Conduit Purchaser.

10.3	Employment and Services Agreement, dated August 26, 2012, among the Company, Navistar, Inc. and Lewis B. Campbell

10.4	Indemnification Agreement, dated August 26, 2012, between the Company and Lewis B. Campbell

10.5	Non-Qualified Stock Option Award Agreement and supplement thereto, dated August 26, 2012, between the Company and Lewis B. Campbell

99.1	Press Release, dated August 30, 2012, announcing Navistar Financial Renews and Increases Dealer Inventory Funding Facility to $750 Million.

99.2	Press Release, dated August 27, 2012, announcing Navistar Names Lewis B. Campbell Executive Chairman And Interim Chief Executive Officer.

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2011 and quarterly reports for fiscal 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

(Registrant)

By:	/S/ ANDREW J. CEDEROTH
Name: Title:	Andrew J. Cederoth Executive Vice President and Chief Financial Officer

Dated: August 30, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Series 2012-VFN Indenture Supplement, dated as of August 29, 2012, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and The Bank of New York Mellon, as indenture trustee.

10.2	Note Purchase Agreement, dated as of August 29, 2012, among Navistar Financial Securities Corporation, Navistar Financial Corporation, Bank of America, National Association, as a Managing Agent, the Administrative Agent and a Committed Purchaser, The Bank of Nova Scotia, as a Managing Agent and a Committed Purchaser, Liberty Street Funding LLC, as a Conduit Purchaser, Credit Suisse AG, New York Branch, as a Managing Agent, Credit Suisse AG, Cayman Islands Branch, as a Committed Purchaser, and Alpine Securitization Corp., as a Conduit Purchaser.

10.3	Employment and Services Agreement, dated August 26, 2012, among the Company, Navistar, Inc. and Lewis B. Campbell

10.4	Indemnification Agreement, dated August 26, 2012, between the Company and Lewis B. Campbell

10.5	Non-Qualified Stock Option Award Agreement and supplement thereto, dated August 26, 2012, between the Company and Lewis B. Campbell

99.1	Press Release, dated August 30, 2012, announcing Navistar Financial Renews and Increases Dealer Inventory Funding Facility to $750 Million.

99.2	Press Release, dated August 27, 2012, announcing Navistar Names Lewis B. Campbell Executive Chairman And Interim Chief Executive Officer.